                                                                    EXHIBIT 9(b)

                     NUVEEN CALIFORNIA TAX-FREE FUND, INC.

                              Amendment No. 1 to
                           Transfer Agency Agreement
                           -------------------------

     This Amendment No. 1 to Transfer Agency Agreement is made and entered into as of the 1st day of July, 1996 between Nuveen California Tax-Free Fund, Inc. (the "Fund") and Shareholder Services, Inc. ("SSI").

                                  WITNESSETH:

     WHEREAS, the Fund and SSI have entered into a Transfer Agency Agreement dated December 19, 1994 (the "Transfer Agency Agreement"); and

     WHEREAS, SSI and the Fund desire to amend the Transfer Agency Agreement as herein provided.

     NOW THEREFORE, the parties hereto AGREE as follows:

     1. The first sentence of Section 9.1 is hereby revised by deleting "June 30, 1996" and insert in its place "June 30, 1997".

     2. Appendix B to the Transfer Agency Agreement is deleted in its entirety and replaced with the Appendix B attached hereto.

     3. Appendix C to the Transfer Agency Agreement is deleted in its entirety and replaced with the Appendix C attached hereto.

     4. As herein amended, the Transfer Agency Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Transfer Agency Agreement to be duly executed as of the day and year first above written.

Attest:                                 NUVEEN CALIFORNIA TAX-FREE FUND, INC.

/s/ Gifford R. Zimmerman                /s/ Anna R. Kucinskis
------------------------------          ------------------------------
Name                    Title           Name:  Anna R. Kucinskis
Gifford R. Zimmerman, Vice President    Title: Vice President

                                        SHAREHOLDER SERVICES, INC.

/s/ Kathryn L. Kluck, AVP               /s/ Barbara Hennigar
------------------------------          ------------------------------
Name                    Title           Barbara Hennigar
                                        President

                    NUVEEN CALIFORNIA TAX-FREE FUND, INC.
                           TRANSFER AGENCY AGREEMENT

                                  Appendix B
                            Transfer Agent Services

Service:                                    SSI Will:
--------                                    ---------

New Account Set-Ups                         Process new sales applications.
                                            Place telephone calls to account
                                            representatives as needed to
                                            clarify instructions for new
                                            account set-ups.

Purchases - New and Subsequent              Process mailed-in, lockbox, bank
                                            wire, list billing, ACH, and
                                            telephone payments as received.
                                            Coordinate and balance UIT
                                            reinvestment payments.

Transfers                                   Negotiate and process all transfer
                                            requests.

Exchanges - Mail and Telephone              Negotiate and process exchange
                                            requests. Record telephone exchange
                                            requests.

Redemptions - Mail and Telephone            Negotiate and process mailed in, ACH
                                            and telephone redemption requests.
                                            Record telephone redemption
                                            requests.

Wire Order Purchases and Redemptions        Process wire order purchases and
                                            redemptions for designated
                                            settlement period accepted on
                                            recorded telephone lines and via
                                            NSCC FUND/SERV. Process purchases
                                            and redemptions for same day wire
                                            settlement.

Account Maintenance                         Process all written and telephone
  (Address Changes, Dividend Option         maintenance. For address changes,
  Changes, Name Changes, Broker or          prepare and mail a notice of the
  Dealer Changes, etc.)                     address change to the former
                                            address.

Certificate Issuances                       Issue certificates as requested by
                                            shareholders.

Telephone Services                          Provide efficient handling of all
                                            incoming shareholder and
                                            broker/dealer telephone calls. Make
                                            outgoing clarification
                                            calls/coordination with Chase on
                                            UIT/ETF consolidations. Provide
                                            timely problem resolution for all
                                            servicing calls. Provide automated
                                            trend reporting.

Service:                                    SSI Will:
--------                                    ---------

Correspondence with Shareholders            Respond to all shareholder and
  and Broker/Dealers                        broker/dealer written inquiries.
                                            Document all correspondence
                                            affecting shareholder accounts on
                                            the Shareholder Accounting System.

Shareholder Confirms                        Prepare and mail confirmations of
  (Daily/Monthly/Quarterly/Annual)          daily account activity. Prepare and
                                            mail monthly, quarterly, and annual
                                            confirmations as directed by the
                                            fund.

Dealer Confirms                             Prepare and mail weekly dealer
                                            confirmations listing activity on
                                            client accounts as directed by the
                                            Fund.

Distribution Disbursements                  Prepare and mail cash distribution
                                            checks. Process reinvested
                                            distributions.

Commission Statements                       Provide bimonthly commission
                                            statements listing each purchase and
                                            the portion of the sales charge paid
                                            to the broker/dealer.

Commission Checks                           Provide bimonthly commission checks
                                            to broker/dealers.

Daily Transmission of Reports               Transmit daily transaction activity
                                            reports, balancing reports, and
                                            sales information via telephone
                                            lines to a printer at Nuveen.

Fund Summary Sheets                         Prepare daily reports that summarize
                                            by type of transaction all capital
                                            stock activity for each fund.
                                            Transmit/download wire/capital stock
                                            activity information to Chase.

Sales Reporting                             Provide daily, weekly, monthly,
                                            quarterly, and annual reports of
                                            sales information.

12b-1 Reporting                             Complete 12b-1 processing including
                                            calculating the 12b-1 payment
                                            amounts and sending checks to the
                                            broker/dealer home offices. Provide
                                            a listing broken down by sales
                                            representative within each branch.

Invalid Taxpayer Identification             Mail Forms W-9 as required to
  Number Solicitation and                   validate taxpayer identification
  Backup Withholding                        numbers; institute backup
                                            withholding as required by IRS
                                            regulations, and timely send all
                                            notices.

Regulatory Reporting                        Compute, prepare, and mail all
                                            necessary reports to shareholders,
                                            federal, and/or state authorities
                                            (Forms 1099-DIV, 1099-B, and 1042S).

Service:                                    SSI Will:
--------                                    ---------

Front-End Imaging of Documents              Front-end Image all incoming
                                            documents.

Cost Basis Reporting                        Provide cost basis information as
                                            available to shareholders annually
                                            for use in determining capital gains
                                            and losses.

Blue Sky Reporting                          Provide monthly report of purchases
                                            and redemptions by state.

Financial Reporting Mailings                Provide mail handling for 2
                                            financial reports per fund per year
                                            to Nuveen shareholders.

Prospectus Mailings                         Provide mail handling for 1
                                            prospectus per fund per year to
                                            Nuveen shareholders.

Proxy Solicitation and Tabulation           Perform 1 proxy solicitation and
                                            tabulation per fund per year.

Networking Accounts                         Provide transmission and appropriate
                                            services for each network level.

Cash Availability                           Transmit mutual fund activity to
                                            designated entity on a daily basis
                                            for cash availability purposes.

Commission/12b-1 Balancing                  Provide balancing reports for
                                            commission and 12b-1 payments.

                     NUVEEN CALIFORNIA TAX-FREE FUND, INC.

                           TRANSFER AGENCY AGREEMENT

                                  Appendix C
                                 Fee Schedule

     The Transfer Agent will provide the transfer agent services listed on Appendix B for the Fund at the rates set forth below:

Annual Transfer Agent Fees:
---------------------------

     Annual-Per-Account Fees For Insured Bond and Special Bond Portfolios*
     ---------------------------------------------------------------------

             First 150,000 Accounts**          $19.25 per account
             Next  100,000 Accounts**          $18.75 per account
             Next   50,000 Accounts**          $18.25 per account
             Over  300,000 Accounts**          $17.75 per account

             Annual-Per-Account Fees For Money Market Portfolios*
             ----------------------------------------------------

             First  20,000 Accounts**          $22.00 per account
             Next   30,000 Accounts**          $20.00 per account
             Over   50,000 Accounts**          $19.00 per account

Out-Of-Pocket Expenses:
-----------------------

     Out-of-pocket expenses may be incurred by either the Fund or the Transfer Agent and are not included in the annual Transfer Agent Fees. Those out-of-pocket expenses directly incurred by the Transfer Agent will be billed to the Fund on a monthly basis. These out-of-pocket expenses include, but are not limited to, the printing of forms, envelopes, postage and proxy solicitation fees for the shareholder mailings, costs of abandoned property reports or searches for missing or inactive shareholders, equipment and system access costs, microfilm, telephone line and usage charges, overnight express mail charges, check signature plates and stamps, and programmer/analyst and testing technician time beyond that agreed to in writing. Bank charges and earnings credit will be billed directly to the Fund by United Missouri Bank (or other banks). The Transfer Agent may require the prior payment of anticipated out-of-pocket expenses from time to time.


--------------

* Payable on a monthly basis for each non-retirement plan account in existence at the end of the month. Retirement Plan accounts may be subject to a separate fee schedule to be negotiated.

** The determination of the number of accounts for purposes of determining the per account fee shall be based on all Nuveen Funds using the same fee schedule and shall be allocated on a Fund by Fund basis in a manner determined by the Transfer Agent based on the number of accounts in each fund.

These fees are valid for twelve months after which they are subject to change, from time to time.

The Transfer Agent shall, from time to time, but no more frequently than monthly, send an invoice to the Fund itemizing the compensation and expense reimbursement. The Fund shall pay such invoice (except to the extent that the amount thereof is in dispute) by wire not later than 30 days after receipt of the invoice.